COLORSTARS GROUP AND SUBSIDIARIES

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

COLORSTARS GROUPAND SUBSIDIARIES
AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008
TABLE OF CONTENTS
PAGE NO.
Report of Independent Registered Public Accountant	1
Consolidated Balance Sheets
As of December 31, 2009 and 2008	2
Consolidated Statements of Operations
For the years ended December 31 2009 and 2008	3
Consolidated Statement of Stockholders’ Equity
For the years ended December 31 2009 and 2008	4
Consolidated Statements of Cash Flows
For the years ended December 31 2009 and 2008	5
Notes to Consolidated Financial Statements	6-22

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

To the Board of Directors and Stockholders of ColorStars Group and Color Stars Inc.:

I have audited the consolidated balance sheets of ColorStars Group and Color Stars Inc. as of December 31, 2009 and 2008 and the related consolidated statements of operations, stockholders' deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these consolidated financial statements based on my audits.

I conducted my audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of ColorStars Group and Color Stars Inc., as of December 31, 2009 and 2008, and the consolidated results of their operations and their cash flows for the years then, in conformity with U. S. generally accepted accounting principles.

The company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company's internal control over financial reporting. Accordingly, I express no such opinion.

Michael F. Albanese, CPA

Parsippany, New Jersey
December 6, 2010 UPDATE for SEC Comment letter - Original from June 22, 2010

1

COLORSTARS GROUPAND SUBSIDIARIES
AUDITED CONSOLIDATED BALANCE SHEET
(IN US$)

Assets	December 31
	2009	2008
Current assets:
Cash and equivalents	$1,442,300	$1,758,554
Accounts receivable, net of allowance for doubtful accounts of
$12,002 and $2,091 at December 31, 2009 and 2008	1,107,302	59,403
Inventory	958,885	280,109
Prepaid expenses and other current assets	185,502	33,703
Totalcurrentassets	3,693,989	2,131,769

Equipment, net of accumulated depreciation	374,138	38,641
Investments	734,495	306,713
Intangible assets	895,953	20,416
Other assets	18,308	39,778
Total assets	$5,716,883	$2,537,317

Liabilities and stockholders’ equity
Current liabilities:
Short term loan	$803,568	$-
Accounts payable	1,495,681	290,034
Accrued expenses	201,822	47,561
Due to stockholder / related party	151,861	423,276
Current portion of long term debt	77,151	-
Receipts in advance and other current liabilities	19,377	15,237
Totalcurrentliabilities	2,749,460	776,108

Long term debt, net of current portion
Long term borrowings	194,307	183,050
Total liabilities	2,943,767	959,158

Stockholders’ equity
Common Stock –Par Value $0.001 67,448,890 and 65,969,590
shares issued and outstanding at December 31, 2009 and 2008
	67,449	65,970
Additional paid in capital	3,112,230	2,144,680
Accumulated other comprehensive loss	76,312	12,312
Accumulated deficit	(612,247)	(644,803)
Totalstockholders’equity	2,643,744	1,578,159
Noncontrollinginterest	129,371
Totalequity	2,773,115	1,578,159
Total liabilities and stockholders’ equity	$5,716,883	$2,537,317

The accompanying notes are an integral part of the financial statements.

COLORSTARS GROUPAND SUBSIDIARIES
AUDITED CONSOLIDATED STATEMENT OF OPERATIONS
(IN US$)

	For the years ended December 31,
	2009	2008

Net sales	$4,695,095	$2,170,106

Cost of goods sold	3,221,525	1,393,262

Gross profit	1,473,570	776,844
Operating expenses
Selling, general and administrative	1,323,228	597,000
Research and development	56,167	33,349
Provision for impairment loss	-	260,000
Total operating expenses	1,379,395	890,349

Income from operations	94,175	(113,505)
Other (expenses) income
Interest expense (net)	(17,481)	(6,285)
Gain on foreign exchange, net	6,152	7,596
Other, net	7,967	1,902

Income before income tax	90,813	(110,292)
Income tax	91,726

Net income (loss)	(913)	(110,292)
Add: Net loss attributable to noncontrolling interest	33,469	-

Net income attributable to common stockholders	$32,556	$(110,292)

Earnings per share attributable to common stockholders:
Basic and diluted per share	$.00	$.00
Weighted average shares outstanding:
Basic and diluted	67,098,152	62,978,738

The accompanying notes are an integral part of the financial statements.

COLORSTARS GROUP AND SUBSIDIARIES

AUDITED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY AND ACCUMULATED DEFICIT For the year ended December 31, 2009

(IN US$)

				Accumulated
			Additional	other		Total
			Paid in capital	comprehensive	Accumulated	Stockholder’s
	Shares	Value		income	Deficit	equity

Balance, December 31, 2007	62,000,000	$62,000	$402,030	$17,995	$(534,511)	$(52,486)
Common stock subscribed	3,969,590	3,970	1,742,650	-	-	1,746,620
Foreign currency adjustment	-	-	-	(5,683)	-	(5,683)
Net income	-	-	-	-	(110,292)	(110,292)

Balance, December 31, 2008	65,969,590	$65,970	$2,144,680	$12,312	$(644,803)	$1,578,159
Common Stock Subscribed	1,479,300	1,479	967,550	-	-	969,029
Foreign currency adjustment	-	-	-	64,000		64,000
Net income	-		-		32,556	32,556

Balance, December 31, 2009	67,448,890	$67,449	$3,112,230	$76,312	$(612,247)	$2,643,744

The accompanying notes are an integral part of the financial statements.

COLORSTARS GROUPAND SUBSIDIARIES
AUDITED CONSOLIDATED STATEMENT OF CASH FLOWS
(IN US$)

	For the year ended December 31,
	2009	2008
Cash flows from operating activities
Net income	$(913)	$(110,292)
Depreciation and amortization	101,554	16,874
Gain on sale of fixed assets	(240)	-
Provision for doubtful accounts	11,620	1,978
Provision for impairment	-	260,000
Share of investment loss	1,130	-
Changes in operating assets and liabilities:
Accounts receivable	(53,585)	(9,874)
Inventories	(529,117)	(130,562)
Prepaid expenses and other current assets	(94,274)	(12,325)
Accounts payable	311,219	72,795
Accrued expenses	83,985	27,102
Receipts in advance and other current liabilities	(117,563)	12,747
Cash flows (used in) provided by operating activities	(286,184)	128,443

Cash flows from investing activities
Addition to fixed assets	(72,795)	(6,273)
Acquisitions, net of cash acquired	(940,612)	-
Addition to long term investments	(418,433)	(566,713)
Addition to intangible assets	(6,964)	(6,999)
Proceed from sale of fixed asset	17,750	-
Cash flow (used in) investing activities	(1,421,054)	(579,985)

Cash flows from financing activities
Increase in bank loan payable	691,987	183,050
(Repayment) to stockholder	(271,415)	(127,732)
Proceeds from issuance of common stock	969,029	1,746,620
(Repayment) to bank loan	-	(49,323)
Cash flow provided by financing activities	1,389,601	1,752,615

Effect of exchange rate changes on cash and cash equivalents	1,383	(5,029)

Net (decrease) increase in cash and cash equivalents	(316,254)	1,296,044
Beginning cash and cash equivalents	1,758,554	462,510
Ending cash and cash equivalents	$1,442,300	$1,758,554

Supplemental disclosure of cash flow information
Cash paid during the year for:
Interest	$28,087	$7,338
Income taxes	35	105

The accompanying notes are an integral part of the financial statements.

COLORSTARS GROUPAND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of Business and Basis of Presentation

NatureofBusiness–CircletronicsInc.,nowColorStarsGroup(“theCompany”),wasincorporatedinCanada on January 21, 2005. Circletronics Inc., was redomiciled to Nevada and its name changed to ColorStars Group on November 3, 2005. ColorStars Group owns 100% of the shares of ColorStars Inc. The directors for the Company are Wei-Rur Chen, Hsiu-Fu Liu, and Mei-Ying Chiu.

Color Stars Inc. (Color Stars TW) was incorporated as a limited liability company in Taiwan, Republic of China in April 2003 and commenced its operations in May 2003. The Subsidiary is mainly engaged in manufacturing, designing and selling light-emitting diode and lighting equipment.

In February 2006, the Company, a non-operating company, entered into a share exchange agreement with Color Stars TW. The Company issued 30,000,000 shares at par value of $0.001 per share in exchange for all the outstanding shares of Color Stars TW.The share exchange between the Company and Color Stars TW was accounted for as the exchange of equity interests between the entities under common control.The share exchange of equity interests under common control was accounted for as pooling-of-interests. Accordingly, the financial statements presented, from inception, are those of Color Stars TW for all periods prior to the acquisition, and the financial statement of the consolidated companies from the acquisition date forward.The historical stockholders’ deficit of Color Stars TW prior to acquisition have been retroactively restated for the equivalent number of shares received in the acquisition after givingeffect to any differences intheparvalueoftheCompany’sandsubsidiary’scommonstock,withanoffsettoadditionalpaid-incapital. Therestatedconsolidatedaccumulateddeficitoftheaccountingacquirer(ColorStarsTW)iscarriedforward after acquisition.

Basis of Presentation - The accompanying financial statements have been prepared in conformity with generallyacceptedaccountingprinciples,whichcontemplatecontinuationoftheGroupasagoingconcern.

The accompanying consolidated financial statements have been prepared in accordance with accounting principlesgenerallyacceptedintheUnitedStatesofAmerica. Theconsolidatedfinancialstatementsinclude the financial statements of the Company, its wholly-owned subsidiaries Color Stars Inc., 50.4% owned Fin-Core Inc. and 51% owned Jun Yee Industrial Co Ltd. The Company accounts for equity investments in companies over which it has the ability to exercise significant influence, but does not hold a controlling interest, under the equity method. All significant inter-company transactions and balances have been eliminated in consolidation.

COLORSTARS GROUPAND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Summary of Significant Accounting Policies

UseofEstimates–Thepreparationoffinancialstatementsinconformitywithaccountingprinciplesgenerally acceptedintheUnitedStatesofAmericarequiremanagementtomakeestimatesandassumptionsthataffect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates in amounts that may bematerial to the consolidatedfinancial statements and accompanying notes.

Cash and Cash Equivalents – Cash and cash equivalents include cash on hand, cash on deposits and all short-term highly liquid investments purchased with remaining maturities of three months or less.The Companycurrentlymaintainssubstantiallyallofitsday to dayoperatingcashbalanceswithmajorfinancial institutions.

Plant and Equipment – Equipment is recorded at cost. Provision for depreciation is computed using the straight-line method on all depreciable assets over the estimated useful lives of the related assets (five years for machinery equipment, three and half years for transportation equipment and three years for computer andofficeequipmentandotherequipment).Uponsaleorretirementofassets,thecostandrelatedaccumulated depreciation or amortization is eliminated from the respective amounts and any resulting gains or losses are reflected in operations.Expenditures for repairs and maintenance costs are expensed as incurred.

Fair Value of Financial Instruments – The carrying amount of cash, accounts receivable and accounts payable approximates fair value due to the short-term nature of these instruments.

AccountsReceivable—TheCompanyprovidesforthepossibilityofcustomers’inabilitytomakerequired payments by recording an allowance for doubtful accounts. The Company writes-off an account when it is considered to be uncollectible. The Company evaluates the collectability of its accounts receivable on an on-going basis. The Company records an allowance for doubtful accounts based on the length of time the receivables are past due, the current business environment and the Company’s historical experience. AsofDecember31,2009and2008,theallowancefordoubtfulaccountswas$12,002and$2,091respectively.

Inventory – Inventory is stated at the lower of cost or market (weighted average method).Any write-down ofinventorytothelowerofcostormarketatthecloseofafiscalperiodcreatesanewcostbasisthatsubsequently would not be marked up based on changes in underlying facts and circumstances. Inventories on hand are evaluated on an on-going basis to determine if any items are obsolete or in excess of future needs. Items determinedtobeobsoletearereservedfor.TheCompanyprovidesforthepossibleinabilitytosellitsinventories by providing an excess inventory reserve. As of December 31, 2009 and 2008, the allowance for obsolete inventory was $98,058 and $95,688 respectively.

RevenueRecognition–Revenueisrecognizedinconnectionwithsalesofproductswhenallofthefollowing conditions are met: (1) there exists persuasive evidence of an arrangement with the customer, typically consisting of a purchase order or contract; (2) products have been delivered and title and risk of loss has passed to the customer, which occurs when a product is shipped under customary terms; (3) the amount of revenue is fixed or determinable; and (4) collectability is reasonably assured.

COLORSTARS GROUPAND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Summary of Significant Accounting Policies (Continued)

	For the years ended December 31,
	2009	2008
Selling costs	$107,228	$118,119
General and administrative costs	1,163,530	422,559
Research and development	56,167	33,349
Advertising	52,470	39,448
	1,379,395	613,475

Valuationoffinancialinstruments-ThecarryingvalueoftheCompany’sfinancialinstruments,including cashandcashequivalents,accountsreceivable,accountspayable,workingcapitallineofcredit,andlong term debt approximate fair value due to their current market conditions, maturity dates and other factors.

Off Balance SheetRiskandConcentrationofCreditRisk–Financialinstrumentsthatpotentiallyexpose concentrations of credit risk primarily consist of cash and cash equivalents, investments and accounts receivable.Management believes there are no significant off-balance-sheet risks such as those associated with foreign exchange contracts, option contracts or other foreign exchange hedging arrangements.

The Company sells light-emitting diodes and lighting equipment primarily in the U.S., Europe and Asia. TheCompanymonitorsthefinancialconditionofitsmajorcustomers,includingperformingcreditevaluations of those accounts which management considers to be high risk, and generally does not require collateral fromitscustomers.Whendeemednecessary,theCompanymaylimitthecreditextendedtocertaincustomers. The Company’s relationship with the customer, and the customer’s past and current payment experience, arealsofactoredintotheevaluationininstanceswherelimitedfinancialinformationisavailable.TheCompany maintains and reviews its allowance for doubtful accounts by considering factors such as historical bad debts, age of the account receivable balances, customer credit-worthiness and current economic conditions that may affect a customer’s ability to pay.

The Company currently maintains substantially all of its day-to-day cash balances with major financial institutions. Cash balances are usually in excess of Federal and/or foreign deposit insurance limits.

GeographicInformation–ProductrevenuesfortheyearsendedDecember31,2009and2008areasfollows:

	For the years ended December 31,
	2009	2008
Customers based in:
Europe	$1,602,554	$1,533,838
Asia	2,202,444	276,313
United States	523,824	359,955
Others	366,273	-

COLORSTARS GROUPAND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Summary of Significant Accounting Policies (Continued)

Foreign Currency – The financial statements of the company’s foreign operations are translated into U.S. dollars for financial reporting purposes. The assets and liabilities of foreign operations whose functional currenciesarenotinU.S.dollarsaretranslatedattheperiod endexchangerates,whilerevenuesandexpenses are translated at weighted-average exchange rates during the fiscal year. The cumulative translation effects are recordedasacomponentofaccumulatedothercomprehensiveincome(loss)withinstockholders’equity in the consolidated balance sheets.

Intangible Assets – Intangible assets with finite lives are amortized over their respective estimated useful lives. The amount of intangible assets to be amortized shall be the amount initially assigned to that asset less any residual value. Identifiable intangible assets that are subject to amortization are evaluated for impairment using a process similar to that used to evaluate long-lived described below.

Investments–AsofDecember31,2009,theCompanyhadpurchased1,000,000sharesofAnteyaTechnology Corp (equity interest: 20%) and 2,800 shares of Phocos AG (equity interest 2.38%), which are private companies incorporated in Taiwan and Germany respectively.Since the fair value of these investments is not readily determinable, the investments are accounted for at historical cost less impairment loss or, plus equityinundistributednetincome(loss)ofinvestee,iftheCompanyhassignificantinfluenceovertheinvestee, using the equity method of accounting.Unrealized gains or losses are reported as increases or decreases in comprehensive income.

Other-Than-Temporary Impairment - All of the Company’s available-for-sale investments and non-marketable equity securities are subject to a periodic impairment review. Investments are considered tobeimpairedwhenadeclineinfairvalueisjudgedtobeother than temporary. Thisdeterminationrequires significant judgment. For publicly traded investments, impairment is determined based upon the specific facts and circumstances present at the time, including a review of the closing price over the previous six months, general market conditions and the Company’s intent and ability to hold the investment for a period oftimesufficienttoallowforrecovery. Fornon marketableequitysecurities,theimpairmentanalysisrequires the identification of events or circumstances that would likely have a significant adverse effect on the fair valueoftheinvestment,includingrevenueandearningstrends,overallbusinessprospectsandgeneralmarket conditions in the investees’ industry or geographic area. Investments identified as having an indicator of impairmentaresubjecttofurtheranalysistodetermineiftheinvestmentisother-than-temporarilyimpaired, in which case the investment is written down to its impaired value.

Impairmentoflong livedassets—CertainoftheCompany’slong livedassetsarereviewedatleastannually and whenever events or changes in circumstances indicate that the carrying value may not be recoverable. The Company considers assets to beimpaired if thecarryingvalue exceeds the undiscounted projected cash flows from operations. If impairment exists, the assets are written down to fair value or to the projected discountedcashflowsfromrelatedoperations.AsofDecember 31,2009,theCompanyexpectstheremaining carrying value of assets to be recoverable.

Income taxes — Income taxes are accounted for using an asset and liability approach whereby deferred tax assets and liabilities are recorded for differences in the financial reporting bases and tax bases of the Company’s assets and liabilities. If it is more likely than not that some portion of deferred tax assets will not be realized, a valuation allowance is recorded.

COLORSTARS GROUPAND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Summary of Significant Accounting Policies (Continued)

Income Taxes (continued) – Generally accepted accounting principles in the United States of America (“GAAP”) prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Tax positions shall initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions shall initially and subsequentlybemeasuredasthelargestamountoftaxbenefitthatisgreaterthan50%likelyofbeingrealized upon ultimate settlement with the tax authority assuming full knowledge of the position and all relevant facts.

Recent Accounting Pronouncements – In February 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2010-09, Subsequent Events: Amendments to Certain Recognition and Disclosure Requirements (amendments to ASC Topic 855, Subsequent Event). ASU 2010-09 clarifies that subsequent events should be evaluated through the date the financial statements areissued.Inaddition,ASU2010-09nolongerrequiresafilertodisclosethedatethroughwhichsubsequent eventshavebeenevaluatedandiseffectiveforfinancialstatementsissuedsubsequenttoFebruary24,2010.

In December 2009, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update(“ASU”)2009 17,Consolidations(Topic810)—ImprovementstoFinancialReportingbyEnterprises Involved with Variable Interest Entities, which codifies FASB Statement No. 167, Amendments to FASB InterpretationNo. 46(R).ASU2009 17representsarevisiontoformerFASBInterpretationNo. 46(Revised December 2003),ConsolidationofVariableInterestEntities,andchangeshowareportingentitydetermines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. The determination of whether a reporting entity is required to consolidate another entity is based on, among other things, the other entity’s purpose and design and the reporting entity’s ability to directtheactivitiesoftheotherentitythatmostsignificantlyimpacttheotherentity’seconomicperformance. ASU 2009-17 also requires a reporting entity to provide additional disclosures about its involvement with variable interest entities and any significant changes in risk exposure due to that involvement. A reporting entity will be required to disclose how its involvement with a variable interest entity affects the reporting entity’sfinancialstatements.ASU2009-17iseffectiveforfiscalyearsbeginningafterNovember 15,2009. Early adoption is not permitted. The Company is currently evaluating the future impacts and required disclosures of this pronouncement.

In December 2009, the FASB issued ASU 2009-16, Transfers and Servicing (Topic 860) - Accounting for TransfersofFinancialAssets,whichcodifiesFASBStatementNo. 166,AccountingforTransfersofFinancial Asset, an amendment to SFAS No.140 into the ASC. ASU 2009-16 will require more information about transfersoffinancialassets,includingsecuritizationtransactions,andwhereentitieshavecontinuingexposure totherisksrelatedtotransferredfinancialassets.Amongotherthings,ASU2009 16(1) eliminatestheconcept of a “qualifying special-purpose entity”, (2) changes the requirements for derecognizing financial assets, and (3) enhances information reported to users of financial statements by providing greater transparency about transfers of financial assets and an entity’s continuing involvement in transferred financial assets. ASU2009 16iseffectiveforfiscalyearsbeginningafterNovember 15,2009.Earlyadoptionisnotpermitted. The Company is currently evaluating the future impacts and required disclosures of this pronouncement.

COLORSTARS GROUPAND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Summary of Significant Accounting Policies (Continued)

Recent Accounting Pronouncements – In October 2009, the FASB published FASB ASU 2009-15,

AccountingforOwn-ShareLendingArrangementsinContemplationofConvertibleDebtIssuanceorOther Financing.ASU2009-15includesamendmentstoASCTopic470,Debt,(Subtopic470-20),andASCTopic 260, Earnings per Share (Subtopic 260-10), to provide guidance on share-lending arrangements entered intoonanentity’sownsharesincontemplationofaconvertibledebtofferingorotherfinancing.ASU2009 15 iseffectiveforfiscalyearsbeginningafterDecember 15,2009,andinterimperiodswithinthosefiscalyears for arrangements outstanding as of the beginning of those years. Retrospective application is required for such arrangements. The provisions of ASU 2009-15 are effective for arrangements entered into on (not outstanding) or after the first reporting period that begins on or after June 15, 2009. Certain transition disclosuresarealsorequired.Earlyadoptionisnotpermitted.TheprovisionsofASU2009 15arenotexpected to have a material impact on the Company’s consolidated financial statements.

InSeptember 2009,theFASBpublishedFASBASUNo. 2009 12,FairValueMeasurementsandDisclosures (Topic 820)— Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent). ASU2009 12amendsASCSubtopic820 10,FairValueMeasurementsandDisclosures—Overall,topermit a reporting entity to measure the fair value of certain investments on the basis of the net asset value per shareoftheinvestment(oritsequivalent).Italsorequiresnewdisclosures,bymajorcategoryofinvestments, about the attributes includes of investments within the scope of this amendment to the Codification. ASU 2009-12 is effective for interim and annual periods beginning after December 15, 2009. Early adoption is permitted. The provisions of ASU 2009-12 are not expected to have a material impact on the Company’s consolidated financial statements.

Note 3 – Prepaid Expenses and Other Current Assets and Other Assets

Prepaid expenses and other current assets and other assets were comprised of:
	2009	2008
Prepaid Expenses and Other Current Assets
Prepaid Expenses	$34,633	$22,146
VAT paid	26,227	11,557
Restricted deposit	108,859	-
Others	15,783	-
Total	$185,502	$33,703

Other Assets
Other receivable	$115,262	$112,150
Less: provision for other receivable	(115,262)	(112,150)

Deferred tax assets	18,308	39,778
	18,308	$39,778

COLORSTARS GROUPAND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4 – Inventory

Inventories stated at the lower of cost or market value are as follows:
	2009	2008

Raw materials	$194,079	-
Work in progress	1,107	-
Finished goods	763,699	$280,109

	$958,885	$280,109

Note 5 – Intangible Assets

	2009	2008
Intangible assets:
Goodwill	$876,012	-
Patents	41,773	$33,955
Accumulated amortization	(21,832)	(13,539)
Total	$895,953	$20,416

The intangible assets for patents are amortized over five years and the amortization expense of $7,957 and $6,542wasrecordedinthefinancialstatementsfortheyearsendedDecember31,2009and2008respectively.

Note 6 – Equipment

Equipment and the related accumulated depreciation consisted of the following at December 31:

	2009	2008

Plant and equipment:
Machinery equipment	$365,285	$27,768
Transportation equipment	89,490	17,259
Office equipment	83,944	48,326
Other	132,373	215
Total cost	671,092	93,568

Accumulated depreciation:
Machinery equipment	152,576	12,046
Transportation equipment	27,741	3,116
Office equipment	57,505	39,550
Other	59,132	215
Total accumulated depreciation	296,954	54,927

Plant and equipment – net	$374,138	$38,641

Depreciation was $93,596 and $10,332 for the years ended December 31, 2009 and 2008 respectively.

COLORSTARS GROUPAND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 – Long term investment

	2009	2008
Equity method investment
Carrying value	$852,457	$424,675
Provision for impairment	(260,000)	(260,000)
	592,457	164,675
Cost-method investments
At cost	142,038	142,038

	$734,495	$306,713

The subsidiary, Color Stars Inc. purchased 522,000 shares of Anteya Technology Corp, which is a private company incorporated in Taiwan during the year ended December 31, 2008.144,000 and 30,000 shares of 522,000 shares were purchased from the stockholder and president, Mr. Wei-Rur Chen and his spouse respectively at total consideration of $343,602.In May and July 2009, Color Stars Inc purchased 338,000 shares at average price of NTD28 per share from third parties and 140,000 shares at price of NTD28 per sharefromthespouseofMr.Wei Rur,Chen,attotalconsiderationofNTD13,384,000,equivalentto$417,675. The equity interest held by the Color Stars Inc increased to 20%.

InJuly2009,theinvestmentincommonstockandtherelatedvotinginterestinAnteyawas20%.Accordingly, the Company adopted the equity method of accounting with respect to these investments as of December 31, 2009.Prior to December 31, 2009, the investments were accounted for as investment and recorded in the financial statements at cost.Prior year’s financial statements were not restated due to immateriality.

COLORSTARS GROUPAND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 – Long term investment (continued)

During the year 2008, the Company acquired 2,800 shares of Phocos AG, a private company incorporated inGermanyfromthirdpartiesfortheconsiderationofEuro112,000.TheequityinterestheldbytheCompany is 2.38%.

The unaudited financial information of Anteya Technology Corp. for the years ended December 31, 2009 and 2008 (in US dollars) is as follows:

Balance sheet	2009	2008

Current assets	$3,110,406	$2,739,712
Non-current assets	523,269	404,618
Total assets	$3,633,675	$3,144,330

Current liabilities	$1,583,277	$1,236,515
Non-current liabilities	531,149	366,892
Stockholders’ equity	1,519,249	1,540,923
Total stockholders’ equity and liabilities	$3,633,675	$3,144,330

	For the years ended December 31,
Statement of operation	2009	2008

Net sale	$2,687,136	$4,084,677
Cost of goods sold	1,931,443	3,139,581
Gross profit	755,693	945,096
Operating and non-operating expenses	761,528	755,747
Net loss	$(5,835)	$189,349

COLORSTARS GROUPAND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 – Bank short and long term debt

Short-term debt — The balances as of December 31, consist of the following:

	2009	2008
Bank loan payable to Taiwan banks	803,568		-

The interest rate on short-term borrowings outstanding as of December 31, 2009 is in the range of 2.628% to 5.88%.

Long-term debt — The balances as of December 31, consist of the following:

	2009	2008

Loan payable to Taiwan banks	271,458	183,050
Less: current portion	77,151	-
Long term debt, net of current portion	194,307	183,050

The annual contractual maturities of long term debtors at December 31, 2009 are as follows:

2010	77,151
2011	85,483
2012	62,609
2013	31,003
2014	15,212
271,458

The following assets were pledged to the banks for the banking facilities granted:

1.	Cash deposit of around USD108,000;
2.	Guarantee from directors
3.	Personal properties of directors

The company provided no collateral to the bank for the above financing proceeds.

Note 9 – Accrued liabilities

	2009	2008
Salary and pension	81,345	47,561
Insurance	13,712	-
Tax payable	71,250	-
Others	35,515	-
	201,822	47,561

COLORSTARS GROUPAND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10 – Earnings per share

Basicnetearningpershareiscomputedbydividingnetearningfortheperiodbytheweightedaveragenumber of shares of common stock outstanding during the period.

Thefollowingtablesetsforththecomputationofbasicanddilutednetearningpersharefortheyearsindicated:

	2009	2008
Net income attributable to common stockholders	$32,556	$149,708
Weighted average common stock outstanding – basic and diluted	67,098,152	62,978,738
Earning per share attributable to common stockholder – basic and
diluted	$0.00	$0.00

Note 11 – Income taxes

The Company is subject to U.S. federal income tax as well as income tax in states and foreign jurisdictions. Forthemajortaxingjurisdictions,thetaxyears2006through2009remainopenforstateandfederalexamination. With respect to the foreign jurisdiction, the Company is no longer subject to income tax audits for the year 2006 (inclusive), the Company has already filed business income tax return for the year 2007 and 2008 on time that is being reviewed by the foreign local tax authority.

The income tax provision information is provided as follows:
	2009	2008
Component of income (loss) before income taxes:
United States	$(116,200)	$(38,870)
Foreign	207,013	188,578
Income before income taxes	$90,813	$149,708

Provision for income taxes
Current
U.S. federal
State and local
Foreign	91,726
Income tax provision	91,726

COLORSTARS GROUPAND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11 – Income taxes

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before income taxes. The sources and tax effects of the differences, for the years ended December 31, 2009 and 2008 are as follows:

	2009	2008
Federal income taxes at applicable statutory rates	$31,784	$52,397
Adjustment resulting from the tax effect of:
Foreign tax rate differential	(8,280)	(43,252)
Change in valuation allowance	40,670	(9,145)
Foreign taxation adjustment	27,552
	$91,726	$

The components of the net deferred income tax assets were as follows:
Deferred income tax assets:	2009	2008

Net operating loss carryforwards	41,618	$52,335
Valuation allowance	(40,951)	(12,557)
	667	$39,778

The Company concluded that it was more likely than not that deferred tax assets in the form of operating losscarryforwardswouldberealizedpriortotheirexpiration.Deferredtaxassetsareincludedinotherassets.

Note 12 – Acquisition of Fin-Core Inc. (“Fin-Core”)

On March 20, 2009, Color Star TW acquired 50.40 percent of the outstanding common shares of Fin-Core Inc. (“Fin-Core”).Fin-Core Inc., a private company incorporated in April 17, 2008 in Taiwan, is principally engaged in the design, and manufacturing of thermal management devices; the design and manufacturing ofelectricalandlightingdevicesandtrade,importandexportofelectricalandlightingdevices.Thepurpose of this acquisition was to create revenue, operating and cost synergies and to enhance the Company’s competiveness. In addition, the Company believes that the acquisition will strengthen and broaden the Company’s product offerings, including entry into the PAR30 and PAR38 LED lamp retrofit markets and expand the Company’s geographical footprint in the USA markets.

The goodwillarising from the acquisition consists largely of the synergies and economies of scale expected from combining the operations of the Color Stars TW and Fin-Core.

None of the goodwill recognized is expected to be deductible for income tax purposes.

COLORSTARS GROUPAND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12 – Acquisition of Fin-Core Inc. (“Fin-Core”) (continued)

The following table summarizes the consideration paid for Fin-Core and the amounts of the assets acquired and liabilities assumed recognized at the acquisition date, as well as the fair value at the acquisition date of the noncontrolling interest in Fin-Core.

Consideration
Cash	$468,262
Contingent consideration arrangement
Fair value of total consideration transferred	$468,262

Recognized amounts of identifiable assets acquired and liabilities assumed
Financial assets	$280,242
Inventory	76,021
Property, plant, and equipment	120,337
Financial liabilities	(236,403)
Total identifiable net assets	240,197
Noncontrolling interest in Fin-Core	(119,138)
Goodwill	347,203
$468,262

Identifiable Tangible Assets - Fin-Core’s assets and liabilities were reviewed and adjusted, if required, to their estimated fair value.

Inventories – The value allocated to inventories reflects the estimated fair value of the acquired inventory based on the expected sales price of the inventory, less reasonable selling margin.

Property, plant and equipment – The assets were valued as of a going concern. Value in use includes all direct and indirect costs necessary to acquire, install, fabricated and make the assets operational. The fair value was estimated using a cost approach methodology.

Noncontrolling interest - The fair value of the noncontrolling interest in Fin-Core, a private company, was estimatedbytheCompanybasedonsignificantinputsthatarenotobservableinthemarketandthusrepresents a Level 3 measurement as defined in authoritative guidance.

Pro Forma Financial Information (unaudited)

ThefollowingunauditedproformaconsolidatedresultsofoperationsfortheyearendedDecember31,2008 have been prepared as if the acquisition of Fin-Core had occurred at January 1, 2008and 2009 respectively:

	Revenue	Net income(loss)
Actual from January 1, 2009 to December 31, 2009	$1,252,704	$(48,414)
Supplemental pro forma for January 1, 2009 to December 31,
2009	4,695,095	(913)
Supplemental pro forma for January 1, 2008 to December 31,
2008	$2,675,039	$(70,509)

COLORSTARS GROUPAND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12 – Acquisition of Fin-Core Inc. (“Fin-Core”) (continued)

The unaudited pro forma consolidated results of operations do not purport to be indicative of the results that would have been obtained if the above acquisition had actually occurred as of the dates indicated or ofthoseresultsthatmaybeobtainedinthefuture.Theunauditedproformaconsolidatedresultsofoperations do not include the final adjustments to net income to give the final effects to depreciation of property, plant andequipmentacquiredandamortizationofintangibleassetsacquiredastheCompanyworkingtocomplete its valuation of the assets and liabilities acquired and is unable to determine what those final effects would be. These unaudited pro forma consolidated results of operations were derived, in part, from the historical consolidated financial statements of Fin-Core and other available information and assumptions believed to be reasonable under the circumstances.

Note 13 – Business Acquisitions of Jun Yee Industrial Co., Ltd (“Jun Yee”)

On August 10, 2009, the Company completed its acquisition of Jun Yee, pursuant to which the Company acquired51%ofthevotingcommonstockofJunYeeatapriceofNTD$23pershare,oranaggregatepurchase price of NTD17,595,000 (equivalent to USD536,334). The Company paid the purchase consideration in cash.

Inaccordancewithauthoritativeguidanceforbusinesscombinations,theCompanyhasallocatedthepurchase price to the tangible and intangible assets acquired and liabilities assumed, based on their estimated fair values. The excess purchase price over those fair values is recorded as goodwill. Jun Yee’s technology and developmentcapabilitiesarecomplementarytotheCompany’sexistingproductportfolios. TheCompany expects that this strategic combination will provide customers with a stable product sourcing as well as improved service, supportand a future roadmap for serial connectivity. These are significant contributing factors to the establishment of the purchase price, resulting in the recognition of goodwill. The fair values assigned to tangible and intangible assets acquired and liabilities assumed are based on management’s estimates and assumptions. Goodwill is not expected to be deductible for tax purposes. Goodwill is not amortized but will be reviewed at least annually for impairment. Purchased intangibles with finite lives are amortized over their respective estimated useful lives on a straight line basis.

The purchase price has been allocated as follows:
Consideration
Cash	536,334
Contingent consideration arrangement
Fair value of total consideration transferred	536,334

Recognized amounts of identifiable assets acquired and liabilities assumed
Financial assets	868,968
Inventory	73,638
Property, plant, and equipment	187,864
Financial liabilities	(1,049,993)
Total identifiable net assets	80,477
Non-controlling interest in Jun Yee	(39,434)
Goodwill	495,291
536,334
COLORSTARS GROUPAND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13 – Business Acquisitions of Jun Yee Industrial Co., Ltd (“Jun Yee”) (continued)

Identifiable Tangible Assets - Jun Yee’s assets and liabilities were reviewed and adjusted, if required, to their estimated fair value.

Inventories – The value allocated to inventories reflects the estimated fair value of the acquired inventory based on the expected sales price of the inventory, less reasonable selling margin.

Property, plant and equipment – The assets were valued as of a going concern. Value in use includes all direct and indirect costs necessary to acquire, install, fabricated and make the assets operational. The fair value was estimated using a cost approach methodology.

Noncontrolling interest ThefairvalueofthenoncontrollinginterestinJunYee,aprivatecompany,wasestimated bytheCompanybasedonsignificantinputsthatarenotobservableinthemarketandthusrepresentsaLevel 3 measurement as defined in authoritative guidance.

Pro Forma Financial Information (unaudited)

The following unaudited pro forma financial information presents the combined results of operation of the Company and Jun Yee as if the acquisition had occurred as of the beginning of fiscal 2009 and 2008:

	Revenue	Net income
Actual from August 1, 2009 to December 31, 2009	1,358,715	9,603

Supplemental pro forma for January 1, 2009 to December 31,
2009	6,031,512	64,611
Supplemental pro forma for January 1, 2008 to December 31,
2008	4,555,140	196,040

The unaudited pro forma consolidated results of operations do not purport to be indicative of the results that would have been obtained if the above acquisition had actually occurred as of the dates indicated or ofthoseresultsthatmaybeobtainedinthefuture.Theunauditedproformaconsolidatedresultsofoperations do not include the final adjustments to net income to give the final effects to depreciation of property, plant andequipmentacquiredandamortizationofintangibleassetsacquiredastheCompanyworkingtocomplete its valuation of the assets and liabilities acquired and is unable to determine what those final effects would be. These unaudited pro forma consolidated results of operations were derived, in part, from the historical consolidated financial statements of Jun Yee and other available information and assumptions believed to be reasonable under the circumstances.

COLORSTARS GROUPAND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 14 – Related Party Transactions

The Company has recorded income and expense for the following related party transactions in the fiscal years indicated:

	For the years ended December 31,
	2009	2008
Expenses:
Purchase from Anteya Technology Corp	785,040	859,961
Rent paid to Mr. Wei-Rur Chen	43,586	34,772

As of the balance sheet date indicated, the Company had the following assets and liabilities recorded with respect to related party transactions:

	2009	2008
Assets:
SumSumSolor, Inc		1,054
Liabilities:
Anteya	235,437	164,463
Mr. Wei Rur Chen		423,276
Mr. Dong Min Jun	151,861	-

During the first quarter of 2008, 144,000 and 30,000 shares of 522,000 shares of Anteya Technology Corp, which is a private company incorporated in Taiwan, were purchased from the stockholder and president, Mr.Wei-RurChenandhisspouserespectivelyattotalconsiderationof$343,602.InJuly2009,theCompany purchased140,000sharesofAnteyaTechnologyCorpfromthespouseofMr.Wei RurChenatconsideration of $122,331.

TheCompanyleasedofficespacefromMr.Wei RurChenwhichthetermfortheagreementisfromNovember
2005 to November 2010.

OnMarch20,2009,theCompanycompletedtheacquisitionof7,560,000commonshares(whichrepresented 50.4%equityinterest)inFin CoreInc.,acompanyincorporatedunderthelawsofRepublicofChina(Taiwan), at consideration of NTD15,876,000 (equivalent to $470,000) from related parties and third parties.225,500 shares of 7,560,000 of Fin-Core Inc. were purchased from Mr. Wei-Rur Chen and his spouse.

The company provided no collateral to the related party for the above financing proceeds from Mr. Wei-Rur Chen. These proceeds represented a non-interest bearing charge to the Company.

The company provided no collateral to the related party for the above financing proceeds from Mr. Dong Min Jun, who is the shareholder of Jun Yee Industrial Co Ltd. These proceeds represented a non-interest bearing charge to the Company.

TheCompanyconductedbusinesswithonerelatedpartycompany,AnteyaTechnologyCorp.TheCompany owns 20% of the outstanding common stock of Anteya Technology Corp as of December 31, 2009.All transactions were at market-based arms length prices.

SumSumSolor, Inc, which is substantially owned by the president and his spouse, trades goods with the Company.All related parties provide the Company either products or services at market-based arms-length prices.

COLORSTARS GROUPAND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 15 – Commitments
	For the year ended December 31,
	2009	2008
Rent expenses	119,716	45,657

The company has a 5-year rental agreement for the office in Taiwan which ends in November 2010 and a 2-year rental agreement for the office in California, US which ends in June 2011.The annual rent for the remaining years of the agreements are as follows:

2010	175,347
2011	33,960

$209,307

Note 16 – Stockholders’ Equity

The company is authorized to issue 500,000,000 common shares with a par value of $0.001.

InMay2009,the5,448,890subscribedcommonshareswereissuedtotheinvestors.Theproceedsof$2,715,649 from the common shares issued had been received in 2008 and first quarter of 2009.

Note 17 – Subsequent Events

The Company evaluated all events subsequent to December 31, 2009 through the date of the issuance of the financial statements and concluded that there are no significant or material transactions to be reported.

COLORSTARS GROUPAND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

June 30, 2010

COLORSTARS GROUPAND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)
TABLE OF CONTENTS
PAGE NO.
Report of Independent Registered Public Accountant	1
Consolidated Balance Sheets
As of June 30, 2010 (unaudited) and December 31, 2009 (audited)	2
Consolidated Statements of Operations for the three and six months ended
June 30, 2010 and 2009	3
Consolidated Statement of Stockholders’ Equity for six months ended
June 30, 2010	4
Consolidated Statements of Cash Flows for the six months ended
June 30, 2010 and 2009	5
Notes to Consolidated Financial Statements	6-14

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

I have reviewed the accompanying consolidated balance sheet as of June 30, 2010 and the related consolidated statements of operations and cash flows sheet of ColorStars Group and Subsidiaries as of June 30, 2010 and 2009, and for the three-month and six-month periods then ended. These consolidated financial statements are the responsibility of the company's management.

I conducted my review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the consolidated financial statements taken as a whole. Accordingly, I do not express such an opinion.

Based on my review, I am not aware of any material modifications that should be made to the accompanying interim consolidated financial statements for them to be in conformity with U.S. generally accepted accounting principles.

I have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet as of December 31, 2009 and the related consolidated statements of operations and cash flows for the year ended (not presented herein); and in my report dated June 22, 2010, I expressed an unqualified opinion on those consolidated financial statements.

_________________________________
Michael F. Albanese, CPA

Parsippany, New Jersey
September 25, 2010

1

COLORSTARS GROUPAND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(UNAUDITED)
(IN US$)

Assets
	June 30,	December 31,
	2010	2009
Current assets:
Cash and equivalents	$922,933	$1,442,300
Accounts receivable, net of allowance for doubtful accounts of	1,170,981
$24,054 at June 30, 2010 and $12,002 at December 31, 2009		1,107,302
Inventory	1,128,914	958,885
Prepaid expenses and other current assets	261,629	185,502
Totalcurrentassets	3,484,457	3,693,989

Equipment, net of accumulated depreciation	448,123	338,748
Investments	794,561	734,495
Intangible assets	883,763	931,343
Other assets	8,675	18,308
Total assets	$5,619,579	$5,716,883

Liabilities and stockholders’ equity
Current liabilities:
Short term loan	$838,247	$803,568
Accounts payable	1,518,828	1,495,681
Accrued expenses	248,477	201,822
Due to stockholder / related party	143,486	151,861
Current portion of long term debt	85,855	77,151
Receipts in advance and other current liabilities	53,038	19,377
Totalcurrentliabilities	2,887,931	2,749,460

Long term debt, net of current portion
Long term borrowings	140,481	194,308
Total liabilities	3,028,412	2,943,768

Stockholders’ equity
Common Stock –Par Value $0.001 67,448,890 shares issued and
outstanding at June 30, 2010 and
December 31, 2009	67,449	67,449
Additional paid in capital	3,112,230	3,112,230
Accumulated other comprehensive loss	(204,557)	(183,688)
Accumulated deficit	(429,113)	(352,247)
Totalstockholders’equity	2,546,009	2,643,744
Noncontrollinginterest	45,158	129,371
Totalequity	2,591,167	2,773,115
Total liabilities and stockholders’ equity	$5,619,579	$5,716,883

The accompanying notes are an integral part of the financial statements.

2

COLORSTARS GROUPAND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)
(IN US$)

	Three months ended June 30,
	2010	2009

Net sales	$1,886,549	$751,652
Cost of goods sold	1,315,462	485,951

Gross profit	571,087	265,701
Operating expenses
Selling, general and administrative	562,855	217,670
Research and development	44,655	12,720
Total operating expenses	607,510	230,390

(Loss) income from operations	(36,423)	35,311
Other income (expenses)
Interest expense (net)	(12,615)	(1,442)
Gain (loss) on foreign exchange, net	7,319	(9,662)
Other, net	45,922	(2,576)

Income before income tax	4,203	21,631
Income tax	(2,483)	(17,280)

Net income	1,720	4,351
Add: Net loss attributable to noncontrolling interest	12,669	15,013

Net income attributable to common stockholders	$14,389	$19,364

Earnings per share attributable to common stockholders:
Basic and diluted per share	$0.00	$0.00
Weighted average shares outstanding:
Basic and diluted	67,448,890	67,448,890

The accompanying notes are an integral part of the financial statements.

3

COLORSTARS GROUPAND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)
(IN US$)

	Six months ended June 30,
	2010	2009

Net sales	$3,295,448	$1,484,963
Cost of goods sold	2,439,567	931,813

Gross profit	855,881	553,150
Operating expenses
Selling, general and administrative	1,004,559	444,047
Research and development	52,853	23,396
Total operating expenses	1,057,412	467,443

(Loss) income from operations	(201,531)	85,707
Other income (expenses)
Interest expense (net)	(21,405)	(3,008)
(Loss) gain on foreign exchange, net	2,368	3,480
Other, net	70,224	1,752

(Loss) income before income tax	(150,344)	87,931
Income tax	(10,576)	(22,135)

Net (loss) income	(160,920)	65,796
Add: Net income attributable to noncontrolling interest	84,054	12,390

Net (loss) income attributable to common stockholders	$(76,866)	$78,186

Earnings per share attributable to common stockholders:
Basic and diluted per share	$0.00	$0.00
Weighted average shares outstanding:
Basic and diluted	67,448,890	66,741,601

The accompanying notes are an integral part of the financial statements.

4

COLORSTARS GROUP AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY AND ACCUMULATED DEFICIT (UNAUDITED)

(IN US$)

				Accumulated
			Additional	other		Total
			Paid in capital	comprehensive	Accumulated	Stockholder’s
	Shares	Value		income	Deficit	equity

Balance, December 31, 2008	65,969,590	$65,970	$2,144,680	$(247,688)	$(384,803)	$1,578,159
Common Stock Subscribed	1,479,300	1,479	967,550	-	-	969,029
Foreign currency adjustment	-	-	-	64,000	-	64,000
Net income	-	-	-	-	32,556	32,556

Balance, December 31, 2009	67,448,890	$67,449	$3,112,230	$(183,688)	$(352,247)	$2,643,744
Foreign currency adjustment	-	-	-	(20,869)	-	(20,869)
Net income	-	-	-	-	(76,866)	(76,866)

Balance, June 30, 2010	67,448,890	$67,449	$3,112,230	$(204,557)	$(429,113)	$2,546,009

The accompanying notes are an integral part of the financial statements.

5

COLORSTARS GROUPAND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)
(IN US$)

	Six months ended June 30,
Cash flows from operating activities	2010	2009
Net (loss) income	$(160,920)	$65,796
Depreciation and amortization	94,922	21,684
Fixed assets written off / Gain on sale of fixed assets	24,967	(237)
Provision for doubtful accounts	12,307	8,952
Share of investment loss	(68,543)	-
Changes in operating assets and liabilities:
Accounts receivable	(75,986)	(129,704)
Inventories	(170,029)	(200,874)
Prepaid expenses and other current assets	(66,494)	(33,252)
Accounts payable	23,147	(20,176)
Accrued expenses	46,655	(7,853)
Receipts in advance and other current liabilities	33,661	1,712
Cash flows (used in) operating activities	(306,313)	(293,952)

Cash flows from investing activities
Addition to fixed assets	(173,510)	(18,615)
Acquisitions, net of cash acquired	-	(447,957)
Addition to long term investments	-	(288,598)
Addition to intangible assets	-	(6,317)
Proceed from sale of fixed asset	-	447
Cash flow (used in) investing activities	(173,510)	(761,040)

Cash flows from financing activities
(Repayment) to stockholder	(8,375)	(240,310)
Proceeds from issuance of common stock	-	969,029
Proceeds from bank loan	34,679	274,365
(Repayment) to bank loan	(45,123)	-
Cash flow (used in) provided by financing activities	(18,819)	1,003,084

Effect of exchange rate changes on cash and cash equivalents	(20,725)	(3,426)

Net (decrease) in cash and cash equivalents	(519,367)	(55,333)
Beginning cash and cash equivalents	1,442,300	1,758,554

Ending cash and cash equivalents	922,933	$1,703,221

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$21,778	$3,246
Income taxes	62,416	-

The accompanying notes are an integral part of the financial statements.

6

COLORSTARS GROUPAND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of Business and Basis of Presentation

NatureofBusiness–CircletronicsInc.,nowColorStarsGroup(“theCompany”),wasincorporatedinCanada on January 21, 2005. Circletronics Inc., was redomiciled to Nevada and its name changed to ColorStars Group on November 3, 2005. ColorStars Group owns 100% of the shares of ColorStars Inc. The directors for the Company are Wei-Rur Chen, Hsiu-Fu Liu, and Mei-Ying Chiu.

Color Stars Inc. (Color Stars TW) was incorporated as a limited liability company in Taiwan, Republic of China in April 2003 and commenced its operations in May 2003. The Subsidiary is mainly engaged in manufacturing, designing and selling light-emitting diode and lighting equipment.

In February 2006, the Company, a non-operating company, entered into a share exchange agreement with Color Stars TW. The Company issued 30,000,000 shares at par value of $0.001 per share in exchange for all the outstanding shares of Color Stars TW.The share exchange between the Company and Color Stars TW was accounted for as the exchange of equity interests between the entities under common control.The share exchange of equity interests under common control was accounted for as pooling-of-interests. Accordingly, the financial statements presented, from inception, are those of Color Stars TW for all periods prior to the acquisition, and the financial statement of the consolidated companies from the acquisition date forward.The historical stockholders’ deficit of Color Stars TW prior to acquisition have been retroactively restated for the equivalent number of shares received in the acquisition after givingeffect to any differences intheparvalueoftheCompany’sandsubsidiary’scommonstock,withanoffsettoadditionalpaid-incapital. Therestatedconsolidatedaccumulateddeficitoftheaccountingacquirer(ColorStarsTW)iscarriedforward after acquisition.

Basis of Presentation – The consolidated financial statements and footnotes are unaudited. Certain informationandfootnotedisclosuresnormallyincludedinfinancialstatementspreparedinaccordancewith U.S. generally accepted accounting principles (GAAP) have been omitted pursuant to such rules and regulations although the management believes that the disclosures are adequate to make the information presented not misleading. These quarterly consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes contained in the Company’s Annual Report for the year ended December 31, 2009. All significant intercompany balances and transactions have been eliminated in consolidation. In the opinion of management, all adjustments (consisting of normal recurring adjustments and accruals) considered necessary for a fair presentation of the results of operations for the period presented have been included in the interim period. Operating results for the six months ended June 30, 2010 are not necessarily indicative of the results that may be expected for the year ending December 31, 2010.TheconsolidatedfinancialdataasofDecember 31,2009isderivedfromauditedfinancialstatements for the year ended December 31, 2009.

ThepreparationoffinancialstatementsinconformitywithU.S.GAAPrequiresmanagementtomakeestimates andassumptionsthataffecttheamountsreportedinthefinancialstatementsandaccompanyingnotes.Actual results could differ from these estimates. As permitted under U.S. GAAP, interim accounting for certain expenses, including income taxes, are based on full year forecasts. Such amounts are expensed in full in theyearincurred.Forinterimfinancialreportingpurposes,incometaxesarerecordedbaseduponestimated annual effective income tax rates.

Certainprioryear’sbalanceshavebeenreclassifiedtoconformtothecurrentfinancialstatementpresentation.

7

COLORSTARS GROUPAND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Recently Issued Accounting Pronouncements

InFebruary 2010,theFinancialAccountingStandardsBoard(“FASB”)issuedAccountingStandardsUpdate (“ASU”) 2010-09, Subsequent Events: Amendments to Certain Recognition and Disclosure Requirements

(amendments toASC Topic855,SubsequentEvents).ASU2010-09clarifiesthatsubsequenteventsshould beevaluatedthroughthedatethefinancialstatementsareissued.Inaddition,ASU2010 09nolongerrequires afilertodisclosethedatethroughwhichsubsequenteventshavebeenevaluatedandiseffectiveforfinancial statements issued subsequent to February 24, 2010. The provisions of ASU 2010-09 were adopted during thefirstquarterof2010anddidnothaveamaterialimpactontheCompany’sconsolidatedfinancialstatements.

In December 2009, the FASB issued ASU 2009-16, Transfers and Servicing (Topic 860) - Accounting for TransfersofFinancialAssets,whichcodifiesFASBStatementNo. 166,AccountingforTransfersofFinancial Asset, an amendment to SFAS No. 140 into the ASC. ASU 2009-16 will require more information about transfersoffinancialassets,includingsecuritizationtransactions,andwhereentitieshavecontinuingexposure totherisksrelatedtotransferredfinancialassets.Amongotherthings,ASU2009 16(1) eliminatestheconcept of a “qualifying special-purpose entity,” (2) changes the requirements for derecognizing financial assets, and (3) enhances information reported to users of financial statements by providing greater transparency about transfers of financial assets and an entity’s continuing involvement in transferred financial assets. ASU2009 16iseffectiveforfiscalyearsbeginningafterNovember 15,2009.Earlyadoptionisnotpermitted. The provisions of ASU 2009-16 were adopted during the first quarter of 2010 and did not have a material impact on the Company’s consolidated financial statements.

Note 3 – Functional Currencies, Foreign Currency Translation and Comprehensive Income (Loss)

Functional Currencies and Foreign Currency Translation – The functional currency for most of the Company’s international operations is the U.S. dollar, the financial statements of the company’s foreign operationsaretranslatedintoU.S.dollarsforfinancialreportingpurposes.Theassetsandliabilitiesofforeign operations whose functional currencies are not in U.S. dollars are translated at the period-end exchange rates, while revenues and expenses are translated at weighted-average exchange rates during the fiscal year. Thecumulativetranslationeffectsare recordedasacomponentofaccumulatedothercomprehensiveincome (loss) within stockholders’ equity in the consolidated balance sheets.

ComprehensiveIncome(Loss)–U.S.GAAPgenerallyrequiresthatrecognizedrevenues,expenses,gains andlossesbeincludedinnetincome.Althoughcertainchangesinassetsandliabilitiesarereportedasseparate components of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income or loss. As of June 30, 2010, the components of comprehensive income or loss include net income (loss) only.

8

COLORSTARS GROUPAND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 – Functional Currencies, Foreign Currency Translation and Comprehensive Income (Loss) (continued)

Totalcomprehensiveincome(loss) forthethreeandsixmonthsendedJune30,2010and2009areasfollows:

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009

Net (loss) income	1,720	4,351	(160,920)	65,796
Translation adjustment	(38,705)	41,085	(20,869)	7,526

Comprehensive (loss) income	(36,985)	45,436	(181,789)	73,322
Comprehensiveincomeattributableto
noncontrolling interest	12,669	15,013	84,054	12,390

Total comprehensive (loss) income
attributable to common stockholders	(24,316)	60,449	(97,735)	85,712

Note 4 – Earnings per share

Basicnetearningpershareiscomputedbydividingnetearningfortheperiodbytheweightedaveragenumber of shares of common stock outstanding during the period.

The following table sets forth the computation of basic and diluted net earning per share for the periods indicated:

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009

Net (loss) income attributable to
common stockholders	$14,389	$19,364	$(76,866)	$78,186

Weighted average common stock
outstanding - Basic and diluted	67,448,890	67,448,890	67,448,890	66,741,601

Earning per share attributable to
common stockholder	$.00	$.00	$.00	$.00
Basic and diluted

9

COLORSTARS GROUPAND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5 – Long term investment

		Investments
	At	Cumulative	Carrying
	Cost	Unrealized Losses	value
Unlisted common stock in Anteya Technology
Corp.	$860,050	$(260,000)	$652,523
Unlisted common stock in Phocos AG	142,038	-	142,038
	$1,002,088	$(260,000)	$794,561

AnteyaTechnologyCorpisaprivatecompanyincorporatedinTaiwan.TheequityinterestheldbytheCompany is 20%.Accordingly, the Company adopted the equity method of accounting with respect to the investment in Anteya as of June 30, 2010.Phocos AG, a private company incorporated in Germany, the equity interest held by the Company is 2.38%.

The unaudited financial information of Anteya Technology Corp. for the six months ended June 30, 2010 and 2009 and December 31, 2009 (in US dollars) are as follows:

Balance sheet	June 30,	December 31,
	2010	2009

Current assets	$4,151,184	$3,110,406
Non-current assets	604,421	523,269
Total assets	$4,755,605	$3,633,675

Current liabilities	$2,505,550	$1,583,277
Non-current liabilities	405,830	531,149
Stockholders’ equity	1,844,225	1,519,249
Total stockholders’ equity and liabilities	$4,755,605	$3,633,675

	Six months ended June 30,
Statement of operation	2010	2009

Net sale	$2,590,703	$461,621
Cost of goods sold	(1,939,502)	(367,327)
Gross profit	651,201	94,294
Operating and non-operating expenses	(354,626)	(159,118)
Net income (loss)	$296,575	$(64,824)

10

COLORSTARS GROUPAND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 – Inventory

Inventories stated at the lower of cost or market value are as follows:
	June 30,	December 31,
	2010	2009

Raw materials	$1,038,393	$194,079
Work in progress	-	1,107
Finished goods	90,521	763,699

	$1,128,914	$958,885

Note 7 – Goodwill and Intangible Assets

	June 30,	December 31,
	2010	2009
Intangible assets:
Goodwill	$868,140	$876,012
Amortizable intangible assets	41,398	107,023
Accumulated amortization	(25,775)	(51,692)
Total	883,763	$931,343

Identifiable intangible assets, which are subject to amortization, consist primarily of patents, trademark, computer software and leasehold improvement. These intangible assets are amortized over the assets’ estimated useful lives which range from three to five years.

Amortization expense associated with identifiable intangible assets was as follows:

	Six months ended June 30,
	2010	2009
Amortization expense	4,189	1,949

11

COLORSTARS GROUPAND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 – Income taxes

The Company is subject to U.S. federal income tax as well as income tax in states and foreign jurisdictions. TaxyearswhichremainsubjecttoexaminationbytaxauthoritiesfortheCompanyincludeyearssubsequent to 2005 in the United States, subsequent to 2008 in Taiwan.

The income tax provision information is provided as follows:

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
Component of income (loss) before
income taxes:
United States	$(48,422)	$(5,833)	$(99,874)	$(11,209)
Foreign	52,625	27,464	(50,470)	99,140
(Loss) income before income taxes	4,203	21,631	(150,344)	$87,931

Provision for income taxes
Current
U.S. federal
State and local
Foreign	2,483	17,280	10,576	22,135
Income tax provision	2,483	17,280	10,576	$22,135

Note 9 – Accrued charges

	June 30,	December
	2010	31, 2009

Salaries and allowance	98,386	$81,345
Insurance	13,862	13,712
Tax payable	18,087	71,250
Others	118,142	35,515

	248,477	$201,822

12

COLORSTARS GROUPAND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10 – Bank short and long term debt
Short-term debt
	June 30,	December
	2010	31, 2009
Bank loan payable to Taiwan banks	$838,247	$803,568

The interest rate on short-term borrowings outstanding as of June 30, 2010 range from 2.628% to 5.88%.

Long-term debt

	June 30,	December
	2010	31, 2009

Loan payable to Taiwan banks	$226,336	$271,458
Less: current portion	85,855	77,151
Long term debt, net of current portion	$140,481	$194,307

The following assets were pledged to the banks for the banking facilities granted:

4.	Cash deposit of USD108,000;
5.	Guarantee from directors
6.	Personal properties of directors

Note 11 - Geographic Information

Product revenues for the six months ended June 30, 2010 and 2009 are as follows:

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
Customers based in:
Europe	$455,293	$421,813	$837,372	$779,081
Asia	973,298	202,870	1,758,141	502,820
United States	179,477	126,969	297,025	203,062
Others	278,481	-	402,910	-

	$1,886,549	$751,652	$3,295,448	$1,484,963

13

COLORSTARS GROUPAND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12 – Related Party Transactions

The Company has recorded income and expense for the following related party transactions in the fiscal years indicated:

	Six months ended June 30,
	2010	2009
Expenses:
Purchase from Anteya Technology Corp	$662,652	$327,651
Rent paid to Mr. Wei-Rur Chen	22,577	21,465
Rent paid to Mr. Dong Min-Jun	18,117	-

As of the balance sheet date indicated, the Company had the following assets and liabilities recorded with respect to related party transactions:

	June 30,	December 31,
	2010	2009
Liabilities:
Anteya	$457,072	$235,437
Mr. Dong Min Jun	143,486	151,861

The company provided no collateral to the related party for the above financing proceeds from Mr. Dong Min Jun, who is the shareholder of Jun Yee Industrial Co Ltd. These proceeds represented a non-interest bearing charge to the Company.

Note 13 – Commitments

OperatingCommitments—AsofJune30,2010,theCompanyhadapproximately$94,000innon cancelable rental agreement related to lease of office, primarily located in Taiwan and California, US.

Note 14 – Subsequent Events

TheCompanyevaluatedalleventssubsequenttoJune30,2010throughthedateoftheissuanceofthefinancial statements and concluded that there are no other significant or material transactions to be reported except as below:

1.	OnJuly5,2010,theCompanypassedaboardminutetosell30.4%equity(or456,000shares)inFin Core Corporation (FCC) to third party at consideration of NTD13,680,000 (equivalent to USD424,000).
After disposal, equity interest of the Company in FCC decreased from 50.4% to 20%.
2.	On July 5, 2010, the Company passed a board minute to participate in subscribing FCC's newly issued shares and maintain the overall equity interest of 20%.The Company subscribed 500,000 shares at consideration of NTD$10,000,000 (equivalent of USD310,000).

14

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

I have reviewed the accompanying consolidated balance sheet as of September 30, 2010 and the related consolidated statements of operations and cash flows sheet of ColorStars Group and Subsidiaries as of September 30, 2010 and 2009, and for the three-month and nine-month periods then ended. These consolidated financial statements are the responsibility of the company's management.

I conducted my review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the consolidated financial statements taken as a whole. Accordingly, I do not express such an opinion.

Based on my review, I am not aware of any material modifications that should be made to the accompanying interim consolidated financial statements for them to be in conformity with U.S. generally accepted accounting principles.

I have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet as of December 31, 2009 and the related consolidated statements of operations and cash flows for the year ended (not presented herein); and in my report dated June 22, 2010, I expressed an unqualified opinion on those consolidated financial statements.

_________________________________
Michael F. Albanese, CPA

Parsippany, New Jersey
November 18, 2010

COLORSTARS GROUP AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(UNAUDITED)
(IN US$)

Assets	September 30,	December 31,
	2010	2009
Current assets:
Cash and equivalents	$807,752	$1,442,300
Restricted cash	197,602	108,859
Accountsreceivable,netofallowancefordoubtfulaccountsof$15,683 at September 30, 2010 and $12,002 at December 31, 2009
	794,977	1,107,302
Inventory	1,166,659	958,885
Prepaid expenses and other current assets	109,407	76,643
Totalcurrentassets	3,076,397	3,693,989

Equipment, net of accumulated depreciation	212,573	338,748
Investments	1,366,481	734,495
Intangible assets	670,345	931,343
Other assets	4,231	18,308
Total assets	$5,330,027	$5,716,883

Liabilities and stockholders’ equity
Current liabilities:
Short term loan	$737,696	$803,568
Accounts payable	1,022,323	1,495,681
Accrued expenses	243,175	201,822
Due to stockholder / related party	181,758	151,861
Current portion of long term debt	74,829	77,151
Receipts in advance and other current liabilities	58,473	19,377
Totalcurrentliabilities	2,318,254	2,749,460

Long term debt, net of current portion
Long term borrowings	58,457	194,308
Total liabilities	2,376,711	2,943,768

Stockholders’ equity
Common Stock –Par Value $0.001 67,448,890 shares issued and
outstanding at September 30, 2010 and December 31, 2009	67,449	67,449
Additional paid in capital	3,112,231	3,112,230
Accumulated other comprehensive loss	(119,187)	(183,688)
Accumulated deficit	(117,215)	(352,247)
Totalstockholders’equity	2,943,278	2,643,744
Noncontrollinginterest	10,038	129,371
Totalequity	2,953,316	2,773,115
Total liabilities and stockholders’ equity	$5,330,027	$5,716,883

The accompanying notes are an integral part of the financial statements.

COLORSTARS GROUP AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)
(IN US$)

	Three months ended September 30,
	2010	2009

Net sales	$1,519,729	$1,359,004
Cost of goods sold	948,549	895,826

Gross profit	571,180	463,178
Operating expenses
Selling, general and administrative	327,425	391,879
Research and development	16,832	11,177
Total operating expenses	344,257	403,056

(Loss) income from operations	226,923	60,122
Other income (expenses)
Interest expense (net)	(9,896)	(5,263)
Share of investee’s operating results	43,492	(4,575)
Gain on disposal of investment	170,327	-
Gain (loss) on foreign exchange, net	(12,018)	(6,072)
Other, net	(21,730)	1,264

Income before income tax	397,098	45,476
Income tax	(52,325)	(40,100)

Net income	344,773	5,376
Net income attributable to noncontrolling interest	(17,265)	(3,208)

Net income attributable to common stockholders	$327,508	$2,168

Earnings per share attributable to common stockholders:
Basic and diluted per share	$.00	$.00
Weighted average shares outstanding:
Basic and diluted	67,448,890	67,448,890

The accompanying notes are an integral part of the financial statements.

COLORSTARS GROUP AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)
(IN US$)

	Nine months ended September 30,
	2010	2009

Net sales	$4,825,540	$2,843,968
Cost of goods sold	3,419,955	1,827,640

Gross profit	1,405,585	1,016,328
Operating expenses
Selling, general and administrative	1,327,854	835,924
Research and development	69,683	34,574
Total operating expenses	1,397,537	870,498

(Loss) income from operations	8,048	145,830
Other income (expenses)
Interest expense (net)	(31,301)	(8,271)
Share of investee’s operating results	112,038	(4,575)
Gain on disposal of investment	170,368	-
(Loss) gain on foreign exchange, net	(9,900)	(2,593)
Other, net	(20,054)	3,016

Income before income tax	229,199	133,407
Income tax	(62,913)	(62,234)

Net income	166,286	71,173
Net loss attributable to noncontrolling interest	66,774	9,182

Net income attributable to common stockholders	$233,060	$80,355

Earnings per share attributable to common stockholders:
Basic and diluted per share	$.00	$.00
Weighted average shares outstanding:
Basic and diluted	67,448,890	66,979,954

The accompanying notes are an integral part of the financial statements.

COLORSTARS GROUP AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)
(IN US$)

	Nine months ended September 30,
Cash flows from operating activities	2010	2009
Net (loss) income	$166,286	$71,173
Depreciation and amortization	107,764	30,440
Fixed assets written off / Gain on sale of fixed assets	-	(239)
Provision for doubtful accounts	14,040	5,464
Share of investment loss	(112,038)	4,575
Gain on disposal of investment	(170,368)	-
Changes in operating assets and liabilities:
Restricted cash	(88,743)
Accounts receivable	(91,854)	156,482
Inventories	(391,524)	(621,373)
Prepaid expenses and other current assets	(45,044)	(56,143)
Accounts payable	(43,727)	153,807
Accrued expenses	41,353	(16,872)
Receipts in advance and other current liabilities	116,988	(46,390)
Cash flows (used in) operating activities	(496,867)	(319,074)

Cash flows from investing activities
Addition to fixed assets	(23,134)	(71,488)
Acquisitions, net of cash acquired	-	(940,612)
Addition to long term investments	(320,543)	(417,676)
Addition to intangible assets	(164,862)	(6,964)
Proceed from sale of investments	367,378	-
Proceed from sale of fixed asset	-	17,618
Cash flow (used in) investing activities	(141,161)	(1,419,122)

Cash flows from financing activities
Proceed from /(Repayment) to stockholder	29,897	(301,568)
Proceeds from issuance of common stock	-	969,029
Proceeds from bank loan	27,076	450,959
(Repayment) to bank loan	(75,797)	-
Cash flow (used in) provided by financing activities	(18,824)	1,118,420

Effect of exchange rate changes on cash and cash equivalents	22,304	41,735

Net (decrease) in cash and cash equivalents	(634,548)	(578,041)
Beginning cash and cash equivalents	1,442,300	1,758,554

Ending cash and cash equivalents	$807,752	$1,180,513

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$31,702	$14,850
Income taxes	62,408	5,592

The accompanying notes are an integral part of the financial statements.

COLORSTARS GROUP AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)
(IN US$)

	Three months ended September 30,
Cash flows from operating activities	2010	2009
Net (loss) income	$344,773	$5,376
Depreciation and amortization	12,842	8,756
Fixed assets written off / Gain on sale of fixed assets	(24,967)
Provision for doubtful accounts	1,733	(3,488)
Share of investment loss	(43,495)	4,575
Gain on disposal of investment	(170,368)	-
Changes in operating assets and liabilities:
Restricted cash	(49,430)
Accounts receivable	(15,868)	286,186
Inventories	(221,495)	(420,499)
Prepaid expenses and other current assets	(17,863)	(22,891)
Accounts payable	(66,874)	173,983
Accrued expenses	(5,302)	(9,019)
Receipts in advance and other current liabilities	83,327	(48,102)
Cash flows (used in) operating activities	(172,987)	(25,123)

Cash flows from investing activities
Disposal (Addition) to fixed assets	150,376	(52,873)
Acquisitions, net of cash acquired	0	(492,655)
Addition to long term investments	(320,543)	(129,078)
Addition to intangible assets	(164,862)	(647)
Proceed from sale of investments	367,378	-
Proceed from sale of fixed asset	-	17,171
Cash flow provided from (used in) investing activities	32,349	(658,082)

Cash flows from financing activities
Proceed from /(Repayment) to stockholder	38,272	(61,258)
Proceeds from issuance of common stock	-	-
Proceeds from bank loan	-	176,594
(Repayment) to bank loan	(38,277)	-
Cash flow (used in) provided by financing activities	(5)	115,336

Effect of exchange rate changes on cash and cash equivalents	25,462	45,161

Net (decrease) in cash and cash equivalents	(115,181)	(522,708)
Beginning cash and cash equivalents	922,933	1,703,221

Ending cash and cash equivalents	$807,752	$1,180,513

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$9,924	$11,604
Income taxes	-	5,592

The accompanying notes are an integral part of the financial statements.

COLORSTARS GROUP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of Business and Basis of Presentation

NatureofBusiness–CircletronicsInc.,nowColorStarsGroup(“theCompany”),wasincorporatedinCanada on January 21, 2005. Circletronics Inc., was redomiciled to Nevada and its name changed to ColorStars Group on November 3, 2005. ColorStars Group owns 100% of the shares of ColorStars Inc. The directors for the Company are Wei-Rur Chen, Hsiu-Fu Liu, and Mei-Ying Chiu.

Color Stars Inc. (Color Stars TW) was incorporated as a limited liability company in Taiwan, Republic of China in April 2003 and commenced its operations in May 2003. The Subsidiary is mainly engaged in manufacturing, designing and selling light-emitting diode and lighting equipment.

In February 2006, the Company, a non-operating company, entered into a share exchange agreement with Color Stars TW. The Company issued 30,000,000 shares at par value of $0.001 per share in exchange for all the outstanding shares of Color Stars TW.The share exchange between the Company and Color Stars TW was accounted for as the exchange of equity interests between the entities under common control and has been accounted for as a reverse merger.

On July 5, 2010, the Company sold 30.4% equity interest in Fin-Core Corporation (FCC) to third party at considerationofNTD13,680,000(equivalenttoUSD424,000).Afterdisposal,equityinterestoftheCompany in FCC decreased from 50.4% to 20%.The company ceased to have a controlling financial interest in FCC, the Company deconsolidated the FCC as of the date on which its control ceased.The Company accounted for the deconsolidation by recognizing, in net income, a gain attributable to the Company.

Basis of Presentation – The consolidated financial statements and footnotes are unaudited. Certain informationandfootnotedisclosuresnormallyincludedinfinancialstatementspreparedinaccordancewith U.S. generally accepted accounting principles (GAAP) have been omitted pursuant to such rules and regulations although the management believes that the disclosures are adequate to make the information presented not misleading. These quarterly consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes contained in the Company’s Annual Report for the year ended December 31, 2009. All significant intercompany balances and transactions have been eliminated in consolidation. In the opinion of management, all adjustments (consisting of normal recurring adjustments and accruals) considered necessary for a fair presentation of the results of operations for the period presented have been included in the interim period. Operating results for the nine months ended September 30, 2010 are not necessarily indicative of the results that may be expected for the year ending December 31,2010.TheconsolidatedfinancialdataasofDecember 31,2009isderivedfromauditedfinancial statements for the year ended December 31, 2009.

ThepreparationoffinancialstatementsinconformitywithU.S.GAAPrequiresmanagementtomakeestimates andassumptionsthataffecttheamountsreportedinthefinancialstatementsandaccompanyingnotes.Actual results could differ from these estimates. As permitted under U.S. GAAP, interim accounting for certain expenses, including income taxes, are based on full year forecasts. Such amounts are expensed in full in theyearincurred.Forinterimfinancialreportingpurposes,incometaxesarerecordedbaseduponestimated annual effective income tax rates.

Certainprioryear’sbalanceshavebeenreclassifiedtoconformtothecurrentfinancialstatementpresentation.

COLORSTARS GROUP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Recently Issued Accounting Pronouncements

In August 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-22 (ASU 2010-22), Accounting for Various Topics - Technical Corrections to SEC Paragraphs - An announcementmadebythestaffoftheU.S.SecuritiesandExchangeCommission.ThisAccountingStandards Update amends various SEC paragraphs based on external comments received and the issuance of SAB 112,whichamendsorrescindsportionsof certainSABtopics.TheCompanydoesnotexpecttheprovisions of ASU 2010-22 to have a material effect on its financial position, results of operation or cash flows.

In August 2010, the FASB issued ASU 2010-21, Accounting for Technical Amendments to Various SEC Rules and Schedules: Amendments to SEC Paragraphs Pursuant to Release No. 33-9026: Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies. The Company does not expect the provisions of ASU 2010-21 to have a material effect on its financial position, results of operations or cash flows.

InFebruary 2010,theFinancialAccountingStandardsBoard(“FASB”)issuedAccountingStandardsUpdate (“ASU”) 2010-09, Subsequent Events: Amendments to Certain Recognition and Disclosure Requirements

(amendments toASC Topic855,Subsequent Events).ASU2010-09clarifiesthatsubsequenteventsshould beevaluatedthroughthedatethefinancialstatementsareissued.Inaddition,ASU2010 09nolongerrequires afilertodisclosethedatethroughwhichsubsequenteventshavebeenevaluatedandiseffectiveforfinancial statements issued subsequent to February 24, 2010. The provisions of ASU 2010-09 were adopted during thefirstquarterof2010anddidnothaveamaterialimpactontheCompany’sconsolidatedfinancialstatements.

Note 3 – Functional Currencies, Foreign Currency Translation and Comprehensive Income (Loss)

Functional Currencies and Foreign Currency Translation – The functional currency for most of the Company’s international operations is the U.S. dollar, the financial statements of the company’s foreign operationsaretranslatedintoU.S.dollarsforfinancialreportingpurposes.Theassetsandliabilitiesofforeign operations whose functional currencies are not in U.S. dollars are translated at the period-end exchange rates, while revenues and expenses are translated at weighted-average exchange rates during the fiscal year. Thecumulativetranslationeffectsare recordedasacomponentofaccumulatedothercomprehensiveincome (loss) within stockholders’ equity in the consolidated balance sheets.

ComprehensiveIncome(Loss)–U.S.GAAPgenerallyrequiresthatrecognizedrevenues,expenses,gains andlossesbeincludedinnetincome.Althoughcertainchangesinassetsandliabilitiesarereportedasseparate components of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income or loss. As of September 30, 2010, the components of comprehensive income or loss include net income (loss) only.

COLORSTARS GROUP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 – Functional Currencies, Foreign Currency Translation and Comprehensive Income (Loss) (continued)

Total comprehensive income (loss) for the three and nine months ended September 30, 2010 and 2009 are as follows:

	Three months ended		NinemonthsendedSeptember
	September 30,			30,
	2010	2009	2010	2009

Net income	$344,773	$5,376	$166,286	$71,173
Translation adjustment	87,342	53,328	66,473	60,854

Comprehensive income	432,115	58,704	232,759	132,027
Comprehensive income (loss)
attributable to noncontrolling interest	17,265	(3,208)	66,774	9,182

Total comprehensive (loss) income	$449,380	$55,496	$299,533	$141,209
attributable to common stockholders

Note 4 – Earnings per share

Basicnetearningpershareiscomputedbydividingnetearningfortheperiodbytheweightedaveragenumber of shares of common stock outstanding during the period.

The following table sets forth the computation of basic and diluted net earning per share for the periods indicated:

	Three months ended		NinemonthsendedSeptember
	September 30,		30,
	2010	2009	2010	2009

Net income attributable to common
stockholders	$327,508	$2,168	$233,060	$80,355

Weighted average common stock	67,448,890	67,448,890	67,448,890	66,979,954
outstanding - Basic and diluted

Earning per share attributable to	$0.00	$0.00	$0.00	$0.00
common stockholder
Basic and diluted

COLORSTARS GROUP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5 – Long term investment

	September 30,	December 31,
	2010	2009
Equity method investment
Carrying value	$1,484,443	$852,457
Provision for impairment	(260,000)	(260,000)
	1,224,443	592,457
Cost-method investments
At cost	142,038	142,038

	$1,366,481	$734,495

AnteyaTechnologyCorpisaprivatecompanyincorporatedinTaiwan.TheequityinterestheldbytheCompany is 20%.Accordingly, the Company adopted the equity method of accounting with respect to the investment in Anteya.

On July 5, 2010, the Company’s board of directors approved the sale of 30.4% equity (or 456,000 shares) in Fin-Core Corporation (FCC) to a third party at the consideration of NTD13,680,000 (equivalent to USD424,000).After the disposal, the equity interestof the Company in FCC decreased from 50.4% to 20%.

On July 5, 2010, the Company’s board of directors approved the participation in subscribing FCC's newly issued shares and maintain the overall equity interest of 20%.The Company subscribed 500,000 shares at consideration of NTD$10,000,000 (equivalent of USD310,000).The Company adopted the equity method of accounting to the investment in FCC.

PhocosAGisaprivatecompanyincorporatedinGermany.TheequityinterestheldbytheCompanyis2.38%.

The unaudited financial information of Anteya Technology Corp. for the nine months ended September 30, 2010 and 2009 and December 31, 2009 (in US dollars) are as follows:

Balance sheet	September 30,	December 31,
	2010	2009

Current assets	$4,872,896	$3,110,406
Non-current assets	628,783	523,269
Total assets	$5,501,679	$3,633,675

Current liabilities	$2,528,599	$1,583,277
Non-current liabilities	909,251	531,149
Stockholders’ equity	2,063,829	1,519,249
Total stockholders’ equity and liabilities	$5,501,679	$3,633,675

COLORSTARS GROUP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5 – Long term investment (continued)

	Nine months ended September 30,
Statement of operation	2010	2009

Net sale	$3,886,353	$461,621
Cost of goods sold	(2,864,208)	(367,327)
Gross profit	1,022,145	94,294
Operating and non-operating expenses	(573,196)	(159,118)
Net income (loss)	$448,949	$(64,824)

Note 6 – Inventory

Inventories stated at the lower of cost or market value are as follows:
	September 30,	December 31,
	2010	2009

Raw materials	$1,067,483	$194,079
Work in progress	-	1,107
Finished goods	99,176	763,699

	$1,166,659	$958,885

Note 7 – Goodwill and Intangible Assets

	September 30,	December 31,
	2010	2009
Intangible assets:
Goodwill	$520,836	$876,012
Amortizable intangible assets	268,529	107,023
Accumulated amortization	(119,020)	(51,692)
Total	$670,345	$931,343

Identifiable intangible assets, which are subject to amortization, consist primarily of patents, trademark, computer software and leasehold improvement. These intangible assets are amortized over the assets’ estimated useful lives which range from three to five years.

Amortization expense associated with identifiable intangible assets was as follows:

	Nine months ended September 30,
	2010	2009
Amortization expense	$66,712	$15,549

COLORSTARS GROUP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 – Income taxes

The Company is subject to U.S. federal income tax as well as income tax in states and foreign jurisdictions. TaxyearswhichremainsubjecttoexaminationbytaxauthoritiesfortheCompanyincludeyearssubsequent to 2005 in the United States, subsequent to 2008 in Taiwan.

The income tax provision information is provided as follows:

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2009	2010	2009
Component of income before income
taxes:
United States	$(39,260)	$(70,412)	$(139,135)	$(81,620)
Foreign	436,358	115,888	368,334	215,027
Income before income taxes	397,098	45,476	229,199	133,407

Provision for income taxes
Current
U.S. federal
State and local
Foreign	52,326	40,100	62,913	62,234
Income tax provision	52,326	40,100	62,913	62,234

Note 9 – Accrued charges

		September 30,		December 31,
			2010	2009

Salaries and allowance			$24,003	$81,345
Insurance			63,732	13,712
Tax payable			54,881	71,250
Others			100,559	35,515

			$243,175	$201,822

COLORSTARS GROUP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10 – Bank short and long term debt
Short-term debt
	September 30,	December 31,
	2010	2009
Bank loan payable to Taiwan banks	$737,696	$803,568

The interest rate on short-term borrowings outstanding as of September 30, 2010 range from 2.628% to 5.88%.

Long-term debt

	September 30,	December 31,
	2010	2009

Loan payable to Taiwan banks	$133,286	$271,458
Less: current portion	74,829	77,151
Long term debt, net of current portion	$58,457	$194,307

Long term debt matures at the end of November 2011.

The following assets were pledged to the banks for the banking facilities granted:

1.	Cash deposit of USD198,000;
2.	Account receivables of USD196,000;
3.	Guarantee from directors
4.	Personal properties of directors

Note 11 - Geographic Information

Product revenues for the nine months ended September 30, 2010 and 2009 are as follows:

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2009	2010	2009
Customers based in:
Europe	$507,849	$341,626	$1,345,243	$1,043,693
Asia	545,789	654,813	2,303,849	1,189,553
United States	258,807	252,169	566,252	380,372
Others	207,284	110,396	610,196	230,350

	$1,519,729	$1,359,004	$4,825,540	$2,843,968

COLORSTARS GROUP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12 – Related Party Transactions

The Company has recorded expenses for the following related party transactions in the periods indicated: Nine months ended September 30, 2010 2009

Expenses:
Purchase from Anteya Technology Corp	$997,917	$526,652
Purchase from Fin-Core Corporation	40,501	-
Rent paid to Mr. Wei-Rur Chen	33,861	32,446
Rent paid to Mr. Dong Min-Jun	31,701	-

As of the balance sheet date indicated, the Company had the following assets and liabilities recorded with respect to related party transactions:

	September 30,	December 31,
	2010	2009
Liabilities:
Anteya	$217,877	$235,437
Fin Core	31,399
Mr. Dong Min Jun	181,758	151,861

The company provided no collateral to the related party for the above financing proceeds from Mr. Dong Min Jun, who is the shareholder of Jun Yee Industrial Co Ltd. These proceeds represented a non-interest bearing charge to the Company.

Note 13 – Commitments

Operating Commitments — As of September 30, 2010, the Company had approximately $170,000 in non-cancelable rental agreements related to the lease of offices, located in Taiwan and California, US.

Note 14 – Subsequent Events

The Company evaluated all events subsequent to September 30, 2010 through the date of the issuance of the financial statements and concluded that there are no significant or material transactions to be reported.